EXHIBIT 99.1
Arcadia Resources Comments on Timing of 10-K Filing; Reports Preliminary Fiscal 2007 Results
SOUTHFIELD, Mich. — June 14, 2007 — Arcadia Resources, Inc. (AMEX: KAD) today announced that it will delay filing its Annual Report on Form 10-K for the fiscal year ended March 31, 2007. The Company has filed a notification of late filing under rule 12b-25 to extend its filing deadline and expects to file the 10-K on or before June 29, 2007, within the extension period permitted by SEC rules.
The Company requires the additional filing time in order to: (1) complete the preparation of its consolidated financial statements for the year ended March 31, 2007, and specifically its analysis of potential goodwill impairment; and (2) finalize its first-year internal control assessment required by Section 404 of the Sarbanes-Oxley Act. The Company’s new management team has developed a business plan that addresses operations and addresses alternatives for raising additional capital including potential business divestitures, restructuring existing short-term indebtedness and/or seeking new debt or equity financing, and pursuing joint venture arrangements. The Company’s auditors need additional time to complete their review of all of the above-referenced matters. In addition to changes in senior management, the Company has also experienced several changes in key accounting personnel as part of its restructuring initiatives, as well as the transition of certain accounting functions from Orlando, Florida to Southfield, Michigan, contributing to its inability to complete the 10-K filing without unreasonable effort or expense.
Marvin R. Richardson, President and CEO, said, “In fiscal 2007, Arcadia implemented a significant transition to a retail healthcare business model. We also completed a major strategic acquisition in February 2007 that will be critical to our growth, launched our clinic business and announced a restructuring in March to take approximately $5 million in costs out of the Company going forward. While these factors, along with the others noted here, have lengthened the financial reporting process and contributed to a substantial net loss for the fiscal year, we’re confident that they were the right actions for our future.”
Preliminary Financial Results
Arcadia provided preliminary results for fiscal 2007, based on the information currently available and subject to change pending finalization of the Form 10-K.
The Company anticipates that net revenues for the fiscal year ended March 31, 2007, were more than $158 million, compared to $130.9 million for fiscal 2006. The increase as compared with the year-ago period primarily reflected acquisitions during fiscal 2007.
The Company expects to report a fiscal 2007 net loss of approximately $43 million, or $0.47 per share, of which approximately $37 million will consist of non-cash charges. Included in these non-cash charges will be (all amounts approximate): $20-25 million in impairment expense for goodwill and other intangibles, primarily related to the Durable Medical Equipment business; $7.2 million in charges for accounts receivable write-offs and stock-based compensation; and $7.1 million of depreciation and amortization. The fiscal 2007 net loss also reflects $5.6 million in operating losses incurred by the new clinics business. The comparable fiscal 2006 net loss was $4.7 million, or $0.06 per share.
“The strategic initiatives we undertook in fiscal 2007, including the PrairieStone Pharmacy acquisition, CareClinic expansion, organizational restructuring and strengthening the management team in key positions, are important steps in positioning Arcadia for future growth and improved financial performance. We look forward to completing the fiscal 2007 Form 10-K filing process as expeditiously as possible and are excited about moving our in-home healthcare and retail services operations toward improved profitability in fiscal 2008,” Mr. Richardson concluded.
About Arcadia Resources
Arcadia Resources, Inc. is a national provider of alternate site healthcare services and products, including respiratory and durable medical equipment; non-medical and medical staffing, including travel nursing; comprehensive central fill and licensed pharmacy services available for purchase on http://www.prairiestonerx.com; and a catalog of healthcare-oriented products, also available for purchase on http://www.arcadiahomehealth.com and other leading retailer websites. Through industry partnerships, the Company is also establishing walk-in routine (non-emergency) medical clinics inside of retail stores. Arcadia’s comprehensive solutions help organizations operate more effectively and with greater flexibility, while enabling individuals to manage illness and injury in the comfort of their own homes or through the convenience of local healthcare sites. For more information on the Company, visit our website: http://www.arcadiaresourcesinc.com. The Company’s periodic report on Form 10-Q for the quarter ended December 31, 2006 is available on the Company’s website and the SEC website (http://www.sec.gov).
Any statements contained in this release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21A of the Securities Exchange Act of 1934, as amended and otherwise within the meaning of court opinions construing such forward-looking statements. The Company claims all safe harbor and other legal protections provided to it by law for all of its forward-looking statements. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, estimates, uncertainties and other factors, which could cause actual financial or operating results, performances or achievements expressed or implied by such forward-looking statements not to occur or be realized, including our estimates of consumer demand for our services and products, required capital investment, competition, and other factors.
Some of these risks and uncertainties are discussed in the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2006 under Risk Factors. Important factors that could cause actual results to differ materially include, but are not limited to (1) our ability to compete with our competitors; (2) our ability to obtain additional debt or equity financing and/or to restructure existing indebtedness, which may be difficult due to our history of operating losses and negative cash flows; although management believes that the Company’s short-term cash needs can be adequately sourced, we cannot assure that such additional sources of financing will be available on acceptable terms, if at all, and an inability to raise sufficient capital to fund our operations would have a material adverse affect on our business and would raise doubts about our ability to continue as a going concern; (3) the ability of our affiliated agencies to effectively market and sell our services and products; (4) our ability to procure product inventory for resale; (5) our ability to recruit and retain temporary workers for placement with our customers; (6) the timely collection of our accounts receivable; (7) our ability to attract and retain key management employees; (8) our ability to timely develop new services and products and enhance existing services and products; (9) our ability to execute and implement our growth strategy; (10) the impact of governmental regulations; (11) marketing risks; (12) our ability to adapt to economic, political and regulatory conditions affecting the health care industry; (13) other unforeseen events that may impact our business; and (14) the ability of our new management team to successfully pursue its business plan and the risk that the Company may be required to enact restructuring measures in addition to those announced on March 30, 2007. Actual results may differ materially from those anticipated or implied in the forward-looking statements, which speak only as of the date hereof. Additional information that could materially affect the Company may be found in the Company’s filings with the Securities and Exchange Commission. The Company disclaims any obligation to update or alter its forward-looking statements, except as may be required by law.
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Contacts:	Dan Fleshler at Kreab/Strategy XXI (212) 935-0210 or
Davis Hodge at Kreab/Strategy XXI (212) 935-0210